UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of February 20, 2008, by and between Transformation Capital Corporation, a Delaware corporation (the “Company”), and Randall Yanker, Elliot Stein Jr. and Rodney Yanker (the “Purchasers”).

WHEREAS, the Company is proposing to file a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 15,000,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one additional share of Common Stock for $7.50, and, at the election of the underwriters for the Initial Public Offering (the “Underwriters”), up to an additional 2,250,000 Units to cover over-allotments, in each case subject to the terms and conditions set forth in the Registration Statement; and

WHEREAS, in order to capitalize the Company prior to the Initial Public Offering, the Company desires to issue and sell, and the Purchasers desire to subscribe for, purchase and acquire, certain Founder Units (as defined below) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1.           Purchase and Sale of Units.  Each Purchaser hereby, severally and not jointly, subscribes for and purchases from the Company, and the Company hereby issues and sells to each Purchaser, the number of units (the “Founder Units”) set forth opposite their respective names in Schedule I hereto at a purchase price of $0.0057971 per Founder Unit for an aggregate purchase price of $25,000.  Each Founder Unit consists of one share of Common Stock and one warrant (a “Warrant”) to purchase one additional share of Common Stock for $7.50 in accordance with the terms of a warrant agreement (the “Warrant Agreement”) to be entered into by and between the Company and Continental Stock Transfer & Trust Company or such other warrant agent as may be selected by the Company (the “Warrant Agent”), which Warrant Agreement shall contain such provisions with regard to the Warrants as are contained in the Registration Statement and such other terms as are typical in warrant agreements of blank check companies.  The Founder Units, together with the underlying Common Stock and Warrants, are referred to herein as the “Securities”.

2.           Closing of Purchase and Sale.  The closing of the purchase and sale of the Founder Units shall take place at the offices of the Company immediately following the execution of this Agreement.  At the closing, the Company shall deliver to each Purchaser a certificate evidencing the Founder Units purchased by such Purchaser, registered in the Purchaser’s name, upon the payment of the aggregate purchase price therefor in immediately available funds by delivery of a cashiers check or by wire transfer to an account designated by the Company.

3.           Redemption of Units.  If and to the extent that the Underwriters do not exercise in full their option to purchase up to 2,250,000 Units to cover over-allotments (as described in the Registration Statement) prior to the expiration or termination of such option, the Purchasers shall forfeit and the Company shall redeem, for no consideration, up to 562,500 Founder Units from the holders thereof on a pro rata basis in an amount sufficient to cause the number of shares of Common Stock underlying the outstanding Founder Units held by the Purchasers and their permitted transferees to equal 20% of the Company’s then-outstanding Common Stock after giving effect to the Initial Public Offering (without giving effect to any Units purchased by the Purchaser or any such transferees in the Initial Public Offering) and the exercise, if any, of the Underwriters’ over-allotment option. The parties shall give effect to this mandatory forfeiture and redemption of Founder Units within ten business days following the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option.  If the Underwriters exercise their over-allotment option in full, the Founders and their permitted transferees shall have no obligation to forfeit any of the Founder Units and the Company shall have no right or obligation to redeem any of the Founder Units.

4.           Restrictive Legends.  (a) All certificates representing the Founder Units shall have endorsed thereon the following legends:

(a)           “The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended.  The securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration statement is not required.”

(b)           “Some of the securities represented by this Certificate may be subject to redemption pursuant to Section 3 of the Unit Subscription Agreement, dated as of February 19, 2008, between the Company and the Purchasers specified therein.”

(c)           Any legend required pursuant to the terms of the Warrant Agreement.

(d)           Any legend required by state securities or blue sky laws or regulations.

(b) The Company will cause any legends that may be required to be endorsed on the certificates representing the Founder Units pursuant to the terms of this Agreement after the date such certificates are issued to be so endorsed on such certificates (or to issue new certificates properly endorsed to the holders thereof to replace the certificates then held by such holders), and the Founders and their permitted transferees agree to take such actions as may be required by the Company to enable the Company to so endorse such certificates or to so replace such existing certificates with new certificates properly endorsed.

5.           Investment Representations.  In connection with the purchase of the Securities, each of the Purchasers, severally and not jointly, represents and warrants to the Company the following:

(a)           Such Purchaser is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company.  Such Purchaser understands that its investment in the Securities involves a high degree of risk.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities.  Such Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder.  Such Purchaser understands that there presently is no public market for the securities and none is anticipated to develop in the foreseeable future.  Such Purchaser can afford a complete loss of its investment in the Securities.  Such Purchaser is purchasing the Securities for investment for such Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act; provided, however, that the Company acknowledges that certain of the Founder Units may ultimately be purchased by certain directors of the Company and certain other permitted transferees identified by the Purchasers to the Company; but further provided that such directors and/or such permitted transferees shall make the same representations and warranties as are contained in this Agreement and any agreement with the directors and/or such permitted transferees shall include the same terms and conditions as are contained in this Agreement.

(b)           Such Purchaser understands that the Securities have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties and agreements of such Purchaser set forth herein to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities, including, but not limited to, the bona fide nature of such Purchaser’s investment intent as expressed herein.

(c)           Such Purchaser further acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration is available.  Such Purchaser understands that the certificates evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless the Securities are registered or such registration is not required in the opinion of counsel for the Company.

(d)           Such Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(e)           Such Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Purchaser.  This Agreement constitutes the valid, binding and enforceable obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The purchase by such Purchaser of the Securities does not conflict with any material contract by which such Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to such Purchaser or its property.

(f)           Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(g)           Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.           Company Representations and Warranties.  In connection with the issuance and sale of the Securities, the Company hereby represents and warrants to the Purchasers the following:

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The issuance and sale by the Company of the Securities does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(b)           The Founder Units and the Common Stock and Warrants underlying the Founder Units have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement, the Common Stock underlying such Founder Units will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims.  The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims.

7.           Miscellaneous.

(a)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

(b)           Further Execution.  The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Securities that are the subject of this Agreement.

(c)           Amendment.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

TRANSFORMATION CAPITAL CORPORATION

By:	/s/ Randall S. Yanker
	Name:	Randall S. Yanker
	Title:	President and Chief Executive Officer

PURCHASERS:

Randall Yanker

/s/ Randall S. Yanker

Elliot Stein Jr.

/s/ Elliot Stein Jr.

Rodney Yanker

/s/ Rodney Yanker

SCHEDULE I

Purchaser	Number of Founder Units to be Purchased
Randall Yanker	1,437,500
Elliot Stein Jr.	1,437,500
Rodney Yanker	1,437,500
Total	4,312,500